Exhibit 10.1

SLM CORPORATION

DIRECTORS EQUITY PLAN

SECTION 1. PURPOSE

The purpose of the SLM Directors Equity Plan (the “Plan”) is to advance the interests of SLM Corporation (the “Corporation”), by enabling the Corporation to attract, retain and motivate qualified individuals to serve on the Corporation’s Board of Directors and to align the financial interests of such individuals with those of the Corporation’s shareholders by providing for or increasing their proprietary interest in the Corporation. The Plan assists Non-Employee Directors in meeting their share ownership guidelines.

SECTION 2. DEFINITIONS

“Awards” means Stock Options, as defined below, and/or Stock Awards, as defined below, granted to Non-Employee Directors under this Plan. Stock Options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

“Board” means the Board of Directors of the Corporation.

“Committee” means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 10.

“Common Stock” means the Corporation’s Common Stock, par value $.20, as presently constituted, subject to adjustment as provided in Section 11.

“Fair Market Value” means, as of any date, and unless the Committee shall specify otherwise, the closing market price for the Common Stock reported for that date on the composite tape for securities listed on the national exchange on which the Corporation’s common stock is primarily listed (the “National Exchange”), or if the Common Stock did not trade on the National Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the National Exchange.

“Non-Employee Director” means a member of the Board or a member of the Board of Directions of a subsidiary of the Corporation who is not at the time also an employee of the Corporation or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a Corporation, partnership or other entity). For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Committee.

SECTION 3. SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock (the “Shares”) which may be issued pursuant to this Plan shall not exceed 1,000,000. The aggregate number of Shares issued under this Plan at any time shall equal the number of Shares actually issued upon exercise or settlement of an Award less any Shares returned to the Corporation upon cancellation, expiration or forfeiture of an Award and less any Shares delivered to the Corporation by or on behalf of a Participant (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4. PARTICIPANTS

Any person who is a Non-Employee Director shall be eligible for Awards in consideration for his or her service (a “Participant”).

SECTION 5. AWARDS

5.1 Stock Options: A Stock Option is a right granted under this Plan to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Stock Option (the “Option Agreement”).

5.2 Stock Award: A Stock Award is an award of Shares made under this Plan, the grant, issuance, retention and/or vesting of which is subject to such performance or other conditions as are expressed in the document evidencing the Stock Award (the “Stock Award Agreement”).

SECTION 6. STOCK OPTION GRANTS

6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Stock Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Stock Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

6.2 Option Price. The purchase price per share of the Shares subject to each Stock Option granted under the Plan shall equal or exceed 100 percent of the fair market value of such Shares on the date the Stock Option is granted.

6.3 Option Term. The “Term” of each Stock Option granted under the Plan shall not exceed ten (10) years from the date of its grant.

6.4 Option Vesting. Stock Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option’s Term as determined by the Board in its sole discretion. The Board shall have the right to make the timing of the ability to exercise any Stock Option granted under the Plan subject to such performance requirements as deemed appropriate by the Board. At any time after the grant of a Stock Option the Board may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Stock Option.

6.5 Option Exercise.

(a) Partial Exercise. An exercisable Stock Option may be exercised in whole or in part. However, a Stock Option shall not be exercisable with respect to fractional Shares and the Board may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

(b) Manner of Exercise. All or a portion of an exercisable Stock Option shall be deemed exercised upon delivery to the representative of the Corporation designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Stock Option shall be exercised by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for tax withholding pursuant to Section 13, if applicable. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Stock Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c) Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of a Stock Option may be paid in the form of one of more of the following, either through the terms of the

Option Agreement or at the time of exercise of a Stock Option: (i) cash or certified or cashiers’ check, (ii) Shares that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) any combination of (i) through (iv).

SECTION 7. STOCK AWARDS

7.1 Each Stock Award Agreement shall contain provisions regarding (a) the number of Shares subject to such Stock Award or a formula for determining such, (b) the length of the restrictive period over which the Stock Award shall vest or may ratably vest, (c) forfeiture provisions, and (d) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

7.2 Timing and Form of Payment. The Committee shall determine the timing of payment of any Stock Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Stock Award to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Stock Award, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

SECTION 8. STOCK UNITS

8.1 Stock Units. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation, except as otherwise provided for by the Committee.

8.2 Grant of Stock Units. Stock Units may be issued in payment and satisfaction of any Share Award.

SECTION 9. CHANGE OF CONTROL

9.1 Effect of Change of Control. The Committee may through the terms of an Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction of : (a) in the case of a Stock Option, the Participant’s ability to exercise any portion of the Stock Option not previously exercisable, and (b) in the case of a Stock Award or Stock Units, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

9.2 Definitions. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Corporation, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding Voting Securities; or (b) the consummation of (i) a merger, consolidation or reorganization involving the Corporation, unless the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the shareholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Corporation. “Change of Control Transaction” shall mean the consummation of any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which result in a Change of Control.

SECTION 10. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by the Compensation and Personnel Committee (the “Committee”) of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any Stock Option or Stock Award awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to Stock Options or to receipt or vesting of Stock Awards; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Stock Option or Stock Award awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Corporation. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Stock Option or Stock Award awarded hereunder, shall be final and binding on all Participants and holders of Stock Options and Stock Awards. The Board and the Committee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.

SECTION 11. ADJUSTMENT OF AND CHANGES IN THE STOCK

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee shall make equitable adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to stock options and stock grants theretofore awarded under this Plan and the exercise price of such stock options or price, if any, of such stock grants.

No right to purchase or receive fractional shares shall result from any adjustment in stock options or stock grants pursuant to this Section 11. In case of any such adjustment, the shares subject to the stock option or stock grant shall be rounded up to the nearest whole share of Common Stock.

SECTION 12. REGISTRATION, LISTING OR QUALIFICATION OF STOCK

In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the Shares issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the Stock Option or Stock Award, the Stock Option or Stock Award shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

SECTION 13. TAXES

The Board or Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of shares under this Plan, and the rights of a holder of a Stock Option or Stock Award in any Shares are subject to satisfaction of such conditions. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. At the Participant’s election, any such obligations may be satisfied by having the Corporation withhold a portion of the shares of Common Stock that otherwise would be issued to the holder of the Stock Option or Stock Award upon exercise of the Stock Option or vesting or receipt of the Stock Award or by surrendering to the Corporation Shares previously acquired. The Corporation and any affiliate of the Corporation shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any stock options or shares awarded hereunder.

SECTION 14. ARBITRATION AND APPLICABLE LAW

Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration before a single arbitrator and otherwise conducted in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Corporation’s executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

SECTION 15. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

This Plan shall become effective upon its adoption by the Board, subject to approval by a majority of the outstanding shares of the Corporation present, or represented by proxy, and entitled to vote at a meeting of the Corporation’s shareholders. Unless earlier suspended or terminated by the Board, no Stock Options or Stock Awards may be awarded after the third anniversary of the date the Plan is approved by the Corporation’s shareholders. The Board may periodically amend the Plan as determined appropriate, without further action by the Corporation’s shareholders except to the extent required by applicable law.

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:

(a) materially increase the number of Shares that may be issued under the Plan;

(b) permit granting of Stock Options at less than fair market value;

(c) reduce or adjust downward the exercise price of outstanding Stock Options, whether through amendment, cancellation or replacement grants, or any other means;

(d) impair the rights of any participant without his or her consent;

(e) change the class of individuals eligible for the Plan;

(f) extend the term of the Plan; and

(g) otherwise amend the Plan in any manner if not permitted to do so by law or the NYSE listing requirements without such shareholder approval.